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                             STOCK PURCHASE AGREEMENT -
                               CROP GROWERS CORPORATION

       This Stock Purchase Agreement dated July 10, 1996 is between FIREMAN'S FUND INSURANCE COMPANY, a California corporation (the "PURCHASER"), and CROP GROWERS CORPORATION, a Delaware corporation (the "COMPANY").

       The Company markets and services federal multi-peril crop insurance, crop hail and other insurance products on behalf of insurance companies. The Purchaser desires to purchase 10,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "SHARES") and the Company desires to sell the Shares to the Purchaser on the terms and conditions set forth herein. Capitalized terms used herein are defined as set forth in
Section 8.

SECTION 1.   PURCHASE OF THE SHARES

       1.1 THE SHARES; PURCHASE PRICE. The Purchaser hereby purchases the Shares at a price of $1,000.00 per Share or $10,000,000 in the aggregate (the "PURCHASE PRICE"). The Shares will be convertible, at the Purchaser's election, into shares of common stock, $.01 par value of the Company (the "COMMON STOCK") in accordance with the Certificate of Designations. The Purchase Price shall be paid in cash in immediately available funds simultaneously with the execution of this Agreement.

       1.2 DELIVERY OF CERTIFICATES. Simultaneously with the execution of this Agreement, the Company shall deliver to the Purchaser a certificate duly issued in the name of the Purchaser representing the Shares.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to the Purchaser that at the date hereof, except as set forth in the Disclosure Memorandum (which constitutes a part of the representations and warranties made in this Section
2), which Disclosure Memorandum shall reference the Section or Sections in this Section 2 as to which each exception set forth therein applies:

       2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the law of Delaware and has all necessary power and authority under applicable corporate law to own its Properties and to carry on its business as now owned and operated by it. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each of the states where the failure of the Company to be so qualified would, either individually or in the aggregate, have a Material Adverse Effect on the Company.

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       2.2   AUTHORITY.  Subject to the effectiveness of the Certificate of
Designations, the Company has full power, legal capacity and authority under applicable corporate law to enter into, perform and comply with this Agreement and all proceedings required to be taken by the Company to authorize the execution, delivery and performance of and compliance with this Agreement have been legally and properly taken, no action by the shareholders of the Company being required.

       2.3 NO CONFLICT, CHANGE. Subject to the consents and other actions referred to in Section 2.4 having been obtained and taken, if any, the execution and delivery of this Agreement, and the performance of and compliance with this Agreement, will not give rise to, accelerate the maturity of or otherwise modify any obligation of the Company or any Subsidiary, or result in a breach of or constitute a default under or result in the creation of a lien on any of the Company's Properties or the Properties of any Subsidiary, which obligation, acceleration, modification, breach, default or lien would have a Material Adverse Effect on the Company or a material adverse impact on the transactions contemplated herein, in each case pursuant to: (a) any Governmental Requirement applicable to the Company or any Subsidiary; or (b) the charter documents or by-laws of the Company or any Subsidiary; or (c) any Employee Plan, judgment, order or decree, or any contract or other instrument or arrangement, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any Property of any of them is bound. To the Company's Knowledge, no Person who has a material business or business relationship with the Company or any of its Subsidiaries has notified the Company that the likely result of the transactions contemplated herein will be a change in such business or business relationship that would have a Material Adverse Effect on the Company.

       2.4 APPROVALS, ETC. No consent, permit or approval of, filing with or notice to any Governmental Agency or any other Person (whether or not governmental in character) has been or is required to be obtained, made or given by the Company or any Subsidiary in order for the Company without any breach or violation by it or any Subsidiary, to consummate or comply with this Agreement, the absence of which would be a breach or violation having a Material Adverse Effect on the Company or a material adverse impact on the transactions contemplated herein.

       2.5 SUBSIDIARIES AND OTHER INVESTMENTS. The Company does not own, directly or indirectly, any material interest or investment (whether equity or debt) in any corporation, business, association, trust or other entity. Each of the corporate entities designated as a subsidiary in the Disclosure Memorandum (the "SUBSIDIARIES") which is a Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and has all necessary power and authority under applicable law to own its Properties and to carry on its business as now owned and operated by it. Each Significant Subsidiary is duly qualified as a foreign corporation to do business in jurisdictions where failure to so qualify would have a Material Adverse Effect on the Company.

       2.6   CAPITAL STRUCTURE.

       (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of May 31, 1996 there were issued and outstanding 8,149,131 shares of Common Stock and no shares of Preferred Stock. Since that date, the Company has issued no capital shares except upon exercise of options outstanding on that date under the Company's 1994 Stock Incentive Plan or under the Company's Non-Employee

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Director Stock Option Plan.  All such outstanding shares are validly issued, fully paid and non-assessable and no holder thereof is entitled to preemptive rights.

       (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other contracts obligating the Company or any Subsidiary to issue or to transfer from treasury any shares of its capital stock (collectively, "STOCK RIGHTS").

       (c) All of the issued and outstanding shares of capital stock of the Significant Subsidiaries are validly issued, fully paid and non-assessable. The Company owns, directly or indirectly through one or more wholly-owned Subsidiaries, all the issued and outstanding shares of capital stock of all Significant Subsidiaries.

       (d) The Shares, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

       (e) Except for Cede & Co., there are no record holders of 800,000 or more shares of the outstanding Common Stock as of May 31, 1996. To the Knowledge of the Company, there was no "beneficial owner" (as that term is defined by SEC Rule 13d-3) of 5% or more of the outstanding Common Stock on May 31, 1996.

       2.7 FINANCIAL STATEMENTS. The consolidated financial statements audited by KPMG Peat Marwick LLP and contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, as amended, filed with the SEC (the "ANNUAL FINANCIAL STATEMENTS"), and the consolidated unaudited financial statements of the Company and its Subsidiaries for the fiscal quarter ended on March 31, 1996, contained in the Company's quarterly report on Form 10-Q for such fiscal quarter filed with the SEC (the "INTERIM FINANCIAL STATEMENTS") (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated and in prior periods, except as set forth therein and for any adjustments arising from the Espy Matters, and in the case of the Interim Financial Statements, for the omission of footnotes, summarization of financial information and year-end adjustments, and (ii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates indicated and the consolidated results of its operations for the respective periods indicated, except for any adjustments arising from the Espy Matters.

       2.8 ABSENCE OF CERTAIN CHANGES. Since the date of the Interim Financial Statements, to the Knowledge of the Company, there has not been, with respect to, the Company or any Significant Subsidiary, any change that has had, or is reasonably likely to have, a Material Adverse Effect on the Company, other than the Espy Matters.

       2.9 MATERIAL TRANSACTIONS. There have been no transactions engaged in by the Company or any Significant Subsidiary since March 31, 1996 that (a) will be required to be described in reports on Form 8-K, (b) were not and would not be required to be disclosed in such Form 8-K but were not in the ordinary course of business and involved payments by or to the Company or any Subsidiary of $250,000 or more per annum, or (c) create a contractual liability of $500,000. SCHEDULE 2.9 identifies all businesses or business relationships of the Company or any Significant Subsidiary which contributed, to the Knowledge of the Company, $250,000 or more to the gross income of the Company and its Subsidiaries taken as a whole and have been terminated

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since March 31, 1996 except those terminated in the ordinary course of business without breach or alleged breach by any party.

       2.10 INTELLECTUAL PROPERTY. The Company and/or the Subsidiaries own, or are licensed or otherwise have the rights to use, all patents, trademarks, trade names, copyrights, technology, trade secrets, know-how and processes (collectively, "INTELLECTUAL PROPERTY RIGHTS") material to or necessary for the conduct of their businesses as presently conducted. No claims are pending by any Person against the Company or any Subsidiary as to the use of any Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license or agreement regarding Intellectual Property Rights and, to the Company's Knowledge, the use by the Company or any Subsidiary of all Intellectual Property Rights does not infringe on the rights of any Person. To the Knowledge of the Company, no third Person is infringing on the Intellectual Property Rights of the Company or any Subsidiary, which infringement would have a Material Adverse Effect on the Company.

       2.11 LIABILITIES, DEBTS, ETC. As of the date of the Annual Financial Statements and as of the date of the Interim Financial Statements, the Company had no material liabilities, obligations or debts, which must be accrued as liabilities on a balance sheet, or disclosed in financial statements, prepared under generally accepted accounting principles, other than those reflected or disclosed in the Annual Financial Statements and the Interim Financial Statements, respectively, and other than those adjustments, as necessary, arising from the Espy Matters.

       2.12 TAX RETURNS AND PAYMENTS. The provisions made in the Annual Financial Statements and the Interim Financial Statements with regard to accrued and deferred income taxes are in accordance with GAAP. The material income tax reporting positions of the Company and the Subsidiaries have substantial support.

       2.13  COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS, RIGHTS OF OTHERS.

       (a) To the Knowledge of the Company, neither the Company nor any Subsidiary is in violation of, nor has the Company nor any Subsidiary violated, any applicable Governmental Requirement or any rights (whether contractual or other) of any Person, which violation has had or would have a Material Adverse Effect on the Company, other than a violation, if any, in connection with the Espy Matters.

       (b) Without limiting the generality of Section 2.13(a), to the Knowledge of the Company, the Company and the Subsidiaries hold all permits, licenses and other authorizations required to be obtained from any Governmental Agency, other than any permits, licenses and authorizations whose absence has not had or would not have a Material Adverse Effect on the Company.

       2.14 LITIGATION, ETC. There are no notices, litigation, arbitrations or proceedings pending or threatened, to the Knowledge of the Company, for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that the consummation of such transactions is illegal or improper or (i) which have been brought by any Person and which may have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company, or (ii) which have been brought by a Governmental

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Agency or (iii) in which a temporary restraining order, preliminary or permanent injunction or other order or stay against consummation of the transactions contemplated hereby has been entered and remains in effect.

       2.15 CONTRACTS. SCHEDULE 2.15 sets forth a complete and accurate list of any contract or agreement currently in effect:

       (a) that was, is or will be required to be filed with the SEC with Form 10-K, 10-Q or 8-K;

       (b) that relates to the borrowing of money or a guarantee by the Company or any Subsidiary or to debt securities, a capitalized lease, a lien, a security agreement or an agreement regarding capital expenditures under which (in each case) the aggregate obligations of the Company and the Subsidiaries exceed $1,000,000;

       (c) that relates to an operating lease under which the aggregate obligations of the Company and the Subsidiaries exceed $500,000 in any fiscal year beginning after December 31, 1995;

       (d) that constitutes a stock plan of the Company, or that relates to any agreement or arrangement (other than pursuant to a stock plan listed in SCHEDULE 2.15) with any executive officer of the Company relating to stock or stock options;

       (e) that relates to a supply or customer agreement (i) pursuant to which the Company is subject to a binding obligation to purchase or sell insurance or other products with an aggregate purchase price of $500,000 or more in any fiscal year and (ii) having a term expiring later than December 31, 1996;

       (f) that relates to an employee pension, welfare or benefit plan of the Company or any Subsidiary, or that relates to an agreement between any present or former executive officer of the Company or a Subsidiary, on the one hand, and the Company or any Subsidiary on the other, relating to compensation;

       (g) between the Company or any Subsidiary on the one hand and any Affiliate of the Company (other than a direct or indirect wholly-owned Subsidiary) on the other hand that relates to an aggregate amount in excess of $60,000;

       (h) that limits the freedom of the Company or any Subsidiary to enter into in any line of business in any area of the world which has had or would have a Material Adverse Effect on the Company; and

       (i) that requires the Company or any Subsidiary to remediate, or indemnify or reimburse the costs of remediation of, a specific condition existing at any real Property, whether currently or formerly owned or operated by it or owned or operated by any third party.

To the Knowledge of the Company, there is no current or overtly threatened breach or claim of a breach by any party under any of the contracts listed on
SCHEDULE 2.15.

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       2.16  CONTAMINATION, ETC.

       (a) To the Knowledge of the Company, there is no contamination of the soil underlying any real estate owned, leased, operated or used (currently or formerly) by the Company or any Subsidiary, or of any structure or other property on such real estate or any surface or ground water on or under such real estate, by any Regulated Material, and there is no and has been no release or disposition of any Regulated Material from any such real estate, which contamination, release or disposition has had or is reasonably likely to have a Material Adverse Effect on the Company.

       (b) To the Knowledge of the Company, SCHEDULE 2.16(B) lists all currently-pending and past remediation actions taken or required to be taken by the Company or any Subsidiary with respect to any real Property, and any site currently or previously owned or operated by the Company or any Subsidiary which, to the Knowledge of the Company, is or was included in any site list of any Governmental Agency (including without limitation any CERCLA list, federal National Priority List or abandoned site list).

       2.17 CORPORATE DOCUMENTS. The Company has delivered to the Purchaser for its examination true, correct and complete copies of the certificates of incorporation and by-laws of the Company and each Significant Subsidiary, each as amended and currently in effect, and of the documents listed in the Disclosure Memorandum.

       2.18 CERTIFICATE OF DESIGNATIONS. The Company has duly filed the certificate of designations of rights, preferences and privileges set forth in EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS").

       2.19 ESPY MATTERS. To the Knowledge of the Company, there are no material threatened or pending proceedings, investigations or notices relating to, or material facts pertaining to, the Espy Matters, other than those disclosed by the Company in their reports filed with the SEC on Form 10-Q as of May 15, 1996 or on Form 8-K as of June 10, 1996.

       2.20 BROKERAGE, ETC. Neither the Company nor any Subsidiary is a party to any arrangement, or is subject to any obligation, relating to any brokerage fee, finder's fee, or similar compensation or consideration payable in respect of the transactions contemplated hereby, other than a fee (not to exceed $500,000) and reasonable and customary expenses of Dean Witter Reynolds Inc.

       2.21  MISSTATEMENTS AND OMISSIONS.

       (a) The representations and warranties made in this Section 2 and in any certificate delivered pursuant hereto do not contain any untrue statement of material fact or, when considered with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, and the Company's filings with the SEC on Form 10-Q as of May 15, 1996 and on Form 8-K as of June 10, 1996 and together as a whole, omit to state any material fact necessary to make the statements contained herein and therein not misleading.

       (b) Neither the Company's annual report on Form 10-K for each of the fiscal years ended December 31, 1994 or December 31, 1995, as amended, including its proxy statements for the 1994 or 1995 annual shareholders' meetings, respectively, nor any other filing by the Company with the SEC after December 31, 1995 under the Securities Exchange Act (when considered with the

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Company's Annual Report on Form 10-K for the fiscal year ended December 31,
1995, as amended, and together as a whole), contained, as of the respective dates thereof, any untrue statement of material fact or omitted to state any material fact necessary to make the statements contained therein, as of the respective dates thereof, not misleading.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       The Purchaser hereby represents and warrants to the Company that at the date hereof:

       3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the law of California and has all necessary power and authority under applicable corporate law to own its property and to carry on its business as now owned and operated.

       3.2 AUTHORITY. The Purchaser has full power, legal capacity and authority under applicable corporate law to enter into, perform and comply with this Agreement. All proceedings required to be taken by the Purchaser to authorize the execution, delivery and performance of and compliance with this Agreement have been properly taken, no action by the shareholders the Purchaser being required.

       3.3 NO CONFLICT. Subject to the consents and other actions referred to in Section 3.4 having been obtained and taken, the execution and delivery of this Agreement, and the performance of and compliance with this Agreement, will not give rise to, accelerate the maturity of or otherwise modify any obligation of the Purchaser, or result in a breach of or constitute a default under or result in the creation of a lien on the Purchaser's Properties pursuant to (a) any Governmental Requirement applicable to the Purchaser, or
(b) the charter documents or by-laws of the Purchaser, or (c) to the Knowledge of the Purchaser, any material Employee Plan or any material contract, judgment, order, decree or other instrument or arrangement to which the Purchaser is a party or by which the Purchaser is bound.

       3.4 APPROVALS, ETC. No consent, permit or approval of, filing with or notice to any Governmental Agency or any other Person (whether or not governmental in character) has been or is required to be obtained, made or given by the Purchaser in order to consummate this Agreement, the absence of which would have a Material Adverse Effect on the Purchaser.

       3.5 SECURITIES LAWS STATUS. The Purchaser is acquiring the Shares being purchased by it (and will acquire the Common Stock of the Company upon conversion of the Shares) solely for its own account for investment and not with a view toward the resale, transfer or distribution thereof or of the Common Stock issuable upon conversion thereof, but without prejudice, however, to the right of the Purchaser at all times to sell or otherwise dispose of all or any part of the Shares or of the Common Stock issuable upon conversion thereof in any lawful manner. The Purchaser understands that the Shares have not been registered under the Securities Act and that any subsequent disposition thereof must be registered under the Securities Act or be exempt from such registration. The Purchaser has the ability to bear the economic risks of its investment in the Shares and qualifies as an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

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       3.6   OWNERSHIP OF COMPANY STOCK.  Neither the Purchaser nor any
Affiliate of the Purchaser nor any Person with whom the Purchaser or any Affiliate of the Purchaser is acting (within the meaning of Section 13(d)(3) of the Securities Exchange Act) as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities issued by the Company owns any stock or other equity security issued by the Company as of the date of this Agreement other than the Shares purchased by the Purchaser hereunder.

       3.7 BROKERAGE, ETC. Neither the Purchaser nor any Affiliate of the Purchaser is a party to any arrangement, or subject to any obligation, relating to any brokerage fee, finder's fee, compensation or other consideration payable in respect of the transactions contemplated hereby.

SECTION 4.   OBLIGATIONS OF THE COMPANY

       4.1   PRO RATA PURCHASE RIGHT.

       (a) Prior to any issuance of any shares of capital stock or any Stock Rights by the Company or any Subsidiary on or after the date hereof to any Third-Party Insurer, the Company will notify the Purchaser of the terms thereof, including without limitation a description of the shares or Stock Rights to be issued, the amount to be issued, the consideration to be received therefor and the identity of the Third-Party Insurer. The Purchaser may, by written notice given to the Company within 30 days after such Company notice, elect to purchase a number of such shares or Stock Rights up to its pro rata share of the proposed issuance, on the same terms as, and simultaneously with the closing of, the balance of such issuance. Such pro rata share shall be the fraction whose numerator is the aggregate number of shares of Common Stock then held by the Purchaser (assuming conversion of all Shares and other Stock Rights for Common Stock then held by it) and whose denominator is the aggregate number of shares of Common Stock then outstanding (assuming conversion of all Shares and other Stock Rights for Common Stock then outstanding), which the Company shall specify in its notice. If the terms of the proposed issuance are changed from those stated in such notice, then it shall be treated as a new issuance, subject again to this Section 4.1(a), and any election to purchase made prior to such change may, at the sole discretion of the Purchaser, be withdrawn. The right of pro rata purchase pursuant to this Section 4.1(a) shall not, however, apply to:

             (i) any issuance pursuant to any employee, director or agent stock option plan, restricted stock plan, stock purchase plan or other employee benefit plan of the Company or any Subsidiary; or

             (ii) any issuance in consideration of the acquisition of a business, merger, reorganization or similar transaction;

             (iii) any issuance pursuant to exercise or conversion of any right to acquire Common Stock of the Company issued after the date hereof in compliance with this Section 4.1(a);

             (iv) any issuance at a time from and after the date when the Purchaser does not own beneficially at least 150,000 shares of Common Stock (directly or through conversion of purchase rights on a hypothetical as-converted basis, subject to

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       adjustment for stock splits, reverse stock splits, and other actions affecting the Common Stock generally); or

             (v) any issuance incidental to a bona fide firm underwritten offering to the public not involving any negotiations with, or for the purpose of selling to, a Third-Party Insurer, in which, to the Knowledge of the Company, no Third-Party Insurer acquires beneficial ownership of more than 15% of the offering and in which, to the Knowledge of the Company, all Third-Party Insurers acquire beneficial ownership of, in the aggregate, no more than 30% of the offering. For purposes of this Section 4.1(a)(v) only, the term "Third-Party Insurer" is limited to those insurance companies engaged primarily in the property and casualty insurance business.

       (b) Prior to any sale, transfer or assignment by the Company to any Person of its obligations and/or rights to purchase shares of Common Stock owned by either of John Hemmingson or Gary Black under the Separation Agreements dated July __, 1996 by and between the Company and each of John Hemmingson and Gary Black, the Company will notify the Purchaser of the terms of such proposed sale, transfer or assignment, including without limitation the number of shares of Common Stock applicable to such purchase obligations and/or rights, the consideration to be received therefor and the identity of the prospective purchaser. The Purchaser may, by written notice given to the Company within 30 days after such Company notice, elect to participate in such proposed sale, transfer or assignment in an amount up to its pro rata share of the proposed sale, transfer or assignment, on the same terms as, and simultaneously with the closing of, the balance of such sale, transfer or assignment. Such pro rata share shall be the fraction whose numerator is the aggregate number of shares of Common Stock then held by the Purchaser (assuming conversion of all Shares and other Stock Rights for Common Stock then held by it) and whose denominator is the aggregate number of shares of Common Stock then outstanding (assuming conversion of all Shares and other Stock Rights for Common Stock then outstanding), which the Company shall specify in its notice. If the terms of the proposed sale, transfer or assignment are changed from those stated in such notice, then it shall be treated as a new sale, transfer or assignment, subject again to this Section 4.1(b), and any election to purchase made prior to such change may, at the sole discretion of the Purchaser, be withdrawn.

       4.2 THIRD-PARTY CLAIMS. The Company agrees to indemnify the Purchaser and any of its Affiliates, officers, directors, employees and its respective successors, heirs and personal representatives (each a "PURCHASER PARTY" and collectively the "PURCHASER PARTIES") against any Losses resulting from claims asserted against any Purchaser Party:

             (i) by any security holder, creditor, contract party, employee, director, underwriter, supplier or customer of the Company or any Subsidiary or a purchaser or seller (or potential purchaser or seller) of the Company securities or an acquirer (or potential acquirer) of the Company with respect to the purchase of Shares under this Agreement and/or the entry by the parties simultaneously with the consummation of such purchase into any of the following agreements:
       MGA Agreement, Quota-share Agreement, Crop-Hail MGA Agreement, Retrocession Agreement, Reinsurance Quota-share Agreement (Crop-Hail) and Farm-Ranch MGA Agreement (collectively, the "BUSINESS AGREEMENTS"); provided, however, that there shall be no such indemnification for claims by the Company for the breach by the Purchaser of its obligations hereunder to the Company or for claims against the Purchaser relating to performance of the Business Agreements; or

             (ii) asserting any matter which, if true, would constitute a breach of any representation or warranty of the Company contained in this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

       A Purchaser Party shall give the Company reasonable notice of any claim or demand asserted by third parties against it for which indemnity may be sought under this Section 4.2, and shall permit the Company to have reasonable access to relevant information in its possession or control related to the claim or demand. The Company shall have the right at its own expense to appoint counsel to participate in the defense of such matter, but the Purchaser Party shall have the right to prosecute, defend, compromise, settle or pay any claim. The Company may, however, compromise, settle or pay any claim if it procures from the claimant a full and complete release not entailing any commitment of or limitation of any kind on the Purchaser Party and reasonably satisfactory in form and substance to the Purchaser Party and its counsel. No monetary compromise or settlement of any such claim shall be subject to indemnification under this Section 4.2 unless consented to by the Company, which consent shall not be unreasonably withheld. Any failure of the Purchaser Party to comply with this Section 4.2 shall reduce the amount subject to indemnification under this Section 4.2 by the damages actually and foreseeably resulting from such failure, but shall not release or otherwise affect the Company from its obligations under this Section 4.2 or elsewhere in this Agreement. The remedies set forth in this Section 4.2 shall be in addition to, and not in lieu of, any remedies otherwise available, including, without limitation, those remedies contained in the Company's By-Laws.

       4.3 BOARD NOMINEE. Immediately upon execution of this Agreement, the Company will appoint John Meuschke to the Company's Board of Directors as a Class 2 director. At the annual meetings of the Company's shareholders in 1999 and thereafter, as long as the Purchaser owns at least 188,679 shares of Common Stock (directly or through conversion of purchase rights on a hypothetical as-converted basis, subject to adjustment for stock splits, reverse stock splits, and other actions affecting the Common Stock generally), the Company will nominate and use its best efforts to have one individual designated by the Purchaser elected to, and remain as, a director on the Company's Board of Directors.

       4.4 CAPITAL CONTRIBUTION RIGHT. After the date hereof and at any time that the Purchaser owns any amount of Shares (or Common Stock issuable upon conversion of the Shares), the Purchaser shall have the right to contribute such Shares or shares of Common Stock to the capital of the Company for any regulatory purpose or otherwise.

SECTION 5.   OBLIGATIONS OF THE PURCHASER AFTER CLOSING

       5.1 COMPANY RIGHT OF FIRST REFUSAL. Prior to any sale of Shares (or shares of Common Stock issued upon conversion of Shares) aggregating more than 377,359 shares (as constituted on the date hereof, adjusted for stock splits, reverse stock splits, and other actions affecting the Common Stock generally) of Common Stock prior to the 2d anniversary of the date hereof, the Purchaser will notify the Company of the terms thereof, including without limitation a description of the Shares or shares of Common Stock to be sold, the amount to be sold and the consideration to be received therefor. The Company may, by notice given to the Purchaser within 30 days after such Purchaser notice, elect to purchase all, but not less than all, such Shares or shares of Common Stock, on the same terms as such proposed sale. If the terms of the proposed sale are changed from those stated in such notice, then it shall be treated as a new sale, subject again to this
Section 5.1, and any election to purchase made prior to such change may, at the sole discretion of the Company, be withdrawn.

       5.2 STANDSTILL AGREEMENT. Following the Closing, neither the Purchaser nor any Affiliate of the Purchaser will, without the prior approval of the Company:

       (a) acquire or seek to acquire shares of the Company's Common Stock or securities convertible into or rights to acquire shares of the Company's Common Stock if, as a result thereof, the aggregate Common Stock beneficially owned by the Purchaser and its Affiliates, assuming exercise or conversion of all rights to acquire Common Stock of the Company beneficially owned by any of them, would exceed 20% of the outstanding Common Stock, assuming exercise or conversion of all rights to acquire Common Stock of the Company then outstanding which have conversion or exercise prices below the then current market value of such Common Stock;

       (b) initiate or participate in concert with any Person who initiates a tender offer for Common Stock of the Company pursuant to Section 14(d) of the Securities Exchange Act; or

       (c) initiate or participate in concert with any Person who initiates a proxy contest with respect to the election of directors of the Company.

The restrictions of this Section 5.2 will expire on the earlier of (i) the 10th anniversary of the date hereof and (ii) the date, if ever, when the Purchaser and its Affiliates collectively beneficially own fewer than 150,000 shares (as constituted on the date hereof, as adjusted for stock splits, reverse stock splits, and other actions affecting the Common Stock generally) of Common Stock issued on conversion of Shares, assuming conversion of all Shares beneficially owned by them, provided that the restrictions of this Section 5.2 shall in no event expire before the 2d anniversary of the date hereof. The Company will report to the Purchaser from time to time as reasonably requested on changes in the Company's outstanding capital stock for purposes of compliance with this
Section 5.2. The restrictions of this Section 5.2 shall be binding upon (i) any transferee to whom, prior to the 2d anniversary of the date hereof, the Purchaser transfers Shares (and/or Common Stock issued upon conversion of the Shares) aggregating at least 377,359 shares (as constituted on the date hereof, as adjusted for stock splits, reverse stock splits, and other actions affecting the Common Stock generally) of Common Stock and (ii) any Affiliate of the Purchaser to whom any Shares (or Common Stock issued upon conversion of the Shares) are transferred, but not upon any other transferee of the Shares (or Common Stock issued upon conversion of the Shares).

       5.3   RESALE OF SECURITIES.

       (a) The Purchaser covenants that it will not sell or otherwise transfer the Shares (or any shares of Common Stock acquired upon conversion of the Shares) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

       (b) The certificates evidencing the Shares and shares of Common Stock issuable upon conversion of the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

             "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

SECTION 6.   REGISTRATION RIGHTS

       6.1   REQUESTED REGISTRATION.

       (a) If at any time after June 30, 1999, the Purchaser shall request that the Company effect the registration of shares of Common Stock issued or issuable upon conversion of the Shares (such registration to be effectuated by use of Form S-3 under the Securities Act if available to the Company; otherwise than on Form S-1 or S-2 as available to the Company), the Company shall use its best efforts to effect the requested registration. Once a sale requested to be registered under this Section 6.1 is consummated, the Company will have no further obligations to register under this Section 6.1. The Purchaser's rights under this Section 6.1 may be transferred by the Purchaser to (i) a transferee to whom the Purchaser transfers Shares (and/or Common Stock issued upon conversion of the Shares) aggregating at least 377,359 shares (as constituted on the date hereof) of Common Stock and (ii) any Affiliate of the Purchaser to whom any Shares (or Common Stock issued upon conversion of the Shares) are transferred, but not to any other transferee of the Shares (or Common Stock issued upon conversion of the Shares), provided that such transferee agrees in writing to be bound by the terms of this
Section 6.  The Company may include in the registration under this Section
6.1 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter, if any, or the Purchaser, if there is no managing underwriter, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares sought to be registered by the Purchaser pursuant to this Section 6.1. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included shall be excluded to the extent deemed appropriate by the managing underwriter or the Purchaser, as the case may be. If the requested registration is an underwriting, the managing and other underwriters will be selected by the Purchaser and shall be acceptable to the Company.

       (b) The Purchaser may not exercise its rights under this Section 6.1 prior to 120 days following the delivery of a notice by Purchaser under
Section 6.2 whereby the Purchaser could have included and sold in the registration under Section 6.2 all Shares proposed to be sold under this
Section 6.1.

       6.2 "PIGGYBACK" REGISTRATION. If at any time the Company proposes to register any of its Common Stock under the Securities Act either for its own account or for the account of a security holder or security holders
(except with respect to registrations relating to employee, director, or agent stock benefit programs of the Company and/or its Subsidiaries or to an acquisition or reorganization by the Company or to a dividend reinvestment program or to an employee stock purchase program or to a standby underwriting in connection with the redemption of convertible securities or warrants), it will at each such time give written notice to the Purchaser and, upon the written request of the Purchaser, given within 20 days after its receipt of the Company's notice, the Company will use its best efforts to cause such shares of Common Stock issued or issuable upon conversion of the Shares as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Purchaser. Notwithstanding any other provision of this Section 6.2, in the case of a firm commitment underwritten offering of shares to be issued by the Company, if the managing underwriter determines that the marketing factors require a limitation of the number of shares to be sold, the underwriter may exclude the necessary number of shares held by the Purchaser from such registration and underwriting. In such event, the shares of Common Stock held by the Purchaser shall be reduced or excluded on a pro rata basis with shares held by other selling stockholders. In the case of a firm commitment underwritten offering, any request by the Purchaser pursuant to this Section 6.2 to register shares of Common Stock must specify that such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

       6.3 REGISTRATION PROCEDURES AND EXPENSES. If and whenever the Company is required by the provisions contained herein to use its best efforts to effect the registration of any shares of Common Stock under the Securities Act, the Purchaser will furnish in writing such information as is reasonably requested by the Company for inclusion in the registration statement relating to such offering and such other information and documentation as the Company shall reasonably request, and the Company will, as expeditiously as possible:

       (a) Prepare and file with the SEC a registration statement (including a prospectus therein) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities but not exceeding 90 days for an offering pursuant to Section 6.1 hereof; or, with regard to an offering pursuant to
Section 6.2 hereof, for the period associated with the offering which gave rise to rights under Section 6.2; provided, in each case, that the Company's Board of Directors may request the Purchaser to delay the time for the filing of the offering for up to 120 days in the aggregate (or, if later, to June 1, 1997) due to material damage that would result to the Company from registration without the requested delay on account of specific pending transactions or developments designated by the Board.

       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act; and to keep such registration statement effective for that period of time specified in Section 6.3(a);

       (c) Furnish to the Purchaser such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the shares being sold by the Purchaser;

       (d) If requested by the Purchaser, furnish an opinion of counsel in the form and content customarily rendered to underwriters in firm commitment underwritten offerings, addressed to the Purchaser;

       (e) If requested by any underwriter of the offering and permitted by applicable rules and guidelines, furnish the Purchaser a letter from the independent certified public accountants of the Company in the form customarily furnished to underwriters in firm commitment underwritten offerings, addressed to the Purchaser, providing substantially that such accountants are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act.
Such letter shall additionally cover such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the Purchaser may reasonably request; and

       (f) Use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such jurisdiction of the shares owned by the Purchaser, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction.

       All expenses incurred by the Company in complying with Sections 6.1,
6.2 and 6.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) are herein called "REGISTRATION EXPENSES"; and all underwriting discounts and selling commissions applicable to the sales are herein called "SELLING EXPENSES."
The Company will pay all Registration Expenses in connection with the registrations pursuant to Sections 6.1 and 6.2, except as may be required to update any registration statement kept effective for more than the period of time required by Section 6.3(a). All Selling Expenses in connection with each registration pursuant to Section 6.1 or 6.2 shall be borne by the seller of the securities on which they are imposed. Each selling stockholder in a registration pursuant to Sections 6.1 and 6.2 shall bear the fees and costs of its own counsel.

       6.4 INDEMNIFICATION. In the event of a registration of any shares of Common Stock under the Securities Act pursuant to Section 6.1 or 6.2, the Company will hold harmless the Purchaser and each underwriter of such shares and each other Person, if any, who controls the Purchaser or such underwriter within the meaning of Section 15 of the Securities Act, and each officer, director, employee and advisor of each of the foregoing, against any expenses, losses, claims, damages or liabilities, joint or several, to which the Purchaser or such underwriter or controlling Person may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities
(or actions in respect
thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such shares are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and will pay when due or (at the election of the incurring party) reimburse for, any legal or any other expenses reasonably incurred by the Purchaser and each such underwriter and each such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of the Purchaser or such underwriter specifically for use in the preparation thereof; and provided, further, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Company shall not have any liability with respect thereto to (i) the Purchaser or any Person who controls the Purchaser within the meaning of Section 15 of the Securities Act, if the Purchaser delivered a copy of the preliminary prospectus to the Person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such Person at or prior to the written confirmation of the sale to such Person or (ii) any underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, if such underwriter delivered a copy of the preliminary prospectus to the Person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such Person at or prior to the written confirmation of the sale to such Person.

       In the event of any registration of any shares of Common Stock under the Securities Act pursuant to Section 6.1 or 6.2, the Purchaser will indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any and all such expenses, losses, claims, damages or liabilities referred to in the first paragraph of this
Section 6.4, if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement; provided, however, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Purchaser shall not have any such liability with respect thereto to (i) the Company, any Person who controls the Company within the meaning of
Section 15 of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the Person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such Person at or prior to the written confirmation of the sale to such Person or (ii) any underwriter or any Person controlling such underwriter within the meaning of Section 15 of the Securities Act, if such underwriter delivered a copy of the preliminary prospectus to the Person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented, if it has been amended or supplemented, to such Person at or prior to the written confirmation of the sale to such Person.

       Each party entitled to indemnification under this Section 6.4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting thereon, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.4 except to the extent such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

       6.5   REGISTRATION NOT REQUIRED.  Notwithstanding anything in this
Section 6, the Company shall have no obligation to register shares of Common Stock requested to be registered hereunder if, in the opinion of counsel to the Company, reasonably satisfactory in form and substance to counsel for the Purchaser, all of the shares of Common Stock requested to be registered can be sold without compliance with the registration requirements of the Securities Act or all shares of Common Stock entitled to registration rights hereunder can be sold during a single three-month period under Rule 144.

       6.6 REPORTING REQUIREMENTS. The Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available other information so long as necessary to permit sales under Rule 144), and it will take such further action as the Purchaser shall reasonably request, all to the extent required from time to time to enable the Purchaser to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements.

SECTION 7.   MISCELLANEOUS

       7.1 TRANSACTIONAL EXPENSES. Whether or not the transactions contemplated by this agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof and thereof, including, without limitation, the fees and expenses of its counsel, accountants and other experts.

       7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in or pursuant to this Agreement shall survive the consummation of this Agreement and any investigation made by the Purchaser with respect thereto.

       7.3 OTHER AGREEMENTS SUPERSEDED; WAIVER AND MODIFICATION, ETC. This Agreement supersedes all prior agreements or understandings written or oral, between the Company and the Purchaser, relating to the acquisition of shares of the Company, and incorporates the entire understanding of the parties with respect thereto.

       This Agreement may be amended or supplemented only by a written instrument signed by the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party.

       7.4 NOTICES. Any notice or other communication under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telefax with receipt verified by printout of the transmitting machine (or otherwise confirmed in writing, in which case the notice shall be deemed given when such written confirmation is received). All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto:

             (a)   If to the Purchaser:

                   Fireman's Fund Insurance Company
                   777 San Marin Drive
                   Novato, California  94998
                   Attn:     Bruce F. Friedberg
                   Fax: (415) 899-2627

             with a copy to:

                   Fireman's Fund Insurance Company
                   777 San Marin Drive
                   Novato, California  94998
                   Attn:  General Counsel's Office
                   Fax:  (415) 899-2852

             (b)   If to the Company:

                   Crop Growers Corporation
                   201 Crop Growers Drive
                   Great Falls, Montana  59401
                   Attn:  Larry Martinez
                   Fax:  (406) 791-9594

             with a copy to:

                   Dorsey & Whitney LLP
                   8 Third Street North
                   Great Falls, Montana  59401
                   Attn:  Jack Manning
                   Fax:  (406) 727-3638

       7.5 INTEREST. Any amounts due under Sections 4.2 and 6.4 shall bear interest at an interest rate equal to 2% per year over the rate announced by Bank of America National Trust and Savings Association as its then-current reference rate or the maximum lawful rate, whichever is less, from the time payment is due to the time of payment.

       7.6 LAW GOVERNING; FEDERAL FORUM. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. If any action is brought under or relating to this Agreement and the federal trial courts have jurisdiction over the subject matter of such action, such action may be brought only in such federal courts.

       7.7 SUCCESSORS; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability hereunder may be assigned by either of the parties hereto without the prior written consent of the other parties hereto with the exception of any assignment by the Purchaser to an Affiliate. (Any such assignment to another the Purchaser or such Affiliate will not, however, relieve the Purchaser of its obligations hereunder.)

       7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

       7.9 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third Person to any party hereto or give any third Person any right of subrogation or action over against any party hereto.

       7.10 REFERENCES; DATE. Unless expressly indicated to the contrary, all references herein to Sections and Exhibits refer to the specified part of this Agreement and all references to Schedules refer to the specified Schedule of the Disclosure Memorandum. All terms such as "herein,"

"hereby" or "hereunder" refer to this Agreement as a whole. The date of this Agreement is for reference only, and is not necessarily the date on which it was entered into.

       7.11 HEADINGS. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted as though they did not appear herein.

       7.12 FAIR CONSTRUCTION. This Agreement shall be given fair and reasonable construction in accordance with the intention of the parties. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the Person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement. It shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

       7.13 BUSINESS DAYS. If the date on or by which any act is required to be performed hereunder is not a Business Day, such date shall be extended to the next Business Day.

       7.14 SECURITIES VALUATION OFFICE. The Company covenants and agrees to use its best efforts to assist the Purchaser in obtaining, at Purchaser's cost and expense, a rating for the Shares from the Securities Valuation Office of the National Association of Insurance Commissioners.

SECTION 8.   GLOSSARY

       As used in this Agreement, the following terms have the meanings set forth below or in the location indicated:

       AFFILIATE - any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.

       AGREEMENT - this Stock Purchase Agreement, including the Exhibits hereto and the Disclosure Memorandum, as it or they may be amended from time to time in accordance with its terms.

       ANNUAL FINANCIAL STATEMENTS - Section 2.7.

       BUSINESS DAY - any day which is not a Saturday, Sunday or a bank holiday in the State of California or Montana.

       CERTIFICATE OF DESIGNATIONS - Section 2.18.

       COMMON STOCK - Section 1.1.

       COMPANY - introductory paragraphs.

       DISCLOSURE MEMORANDUM - the disclosure memorandum of even date herewith executed by the parties hereto, containing the Schedules referred to in Section 2 and any exceptions to the representations and warranties made in
Section 2.

       EMPLOYEE PLAN - (i) each pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is qualified (or states in the plan document or any government filing that it is qualified) under Section 401 of the Code and which the Company sponsors or contributes to or with respect to which the Company has or could incur any obligation or liability; (ii) each pro plan, stock option, restricted stock, stock purchase, pension, severance, retirement or incentive compensation plan and any other benefit plan or program and (iii) each welfare plan as defined in Section 3(1) of ERISA.

       ESPY MATTERS -- any grand jury indictments relating to political contributions to the campaign of Henry Espy and all other matters, including but not limited to litigation, governmental investigations, shareholder claims, indemnities, contractual violations, or any other actual or potential liability or obligation arising therefrom or directly or indirectly related thereto.

       GAAP - Section 2.7.

       GOVERNMENTAL AGENCY - any federal, state, local or foreign government or any political subdivision thereof (including without limitation the executive and legislative branches thereof) or any department, commission, board, bureau, agency, court, panel or other instrumentality of any kind of any of the foregoing.

       GOVERNMENTAL REQUIREMENT - any federal, state, local or foreign statute, law, order, judgment, decree, regulation or permit or any requirement of any Governmental Agency.

       INDEMNIFIED PARTIES - Section 6.4.

       INDEMNIFYING PARTIES - Section 6.4.

       INTELLECTUAL PROPERTY RIGHTS - Section 2.10.

       INTERIM FINANCIAL STATEMENTS - Section 2.7.

       KNOWLEDGE - actually known to the chief executive officer or the principal financial officer or the principal accounting officer or the principal human resources officer of the entity making the representation without any additional investigation.

       LOSSES - any and all losses, costs, claims, demands, actions, suits, proceedings, assessments, expenses, liabilities, damages and judgments (including without limitation interest, penalties and reasonable attorneys' fees and reasonable out-of-pocket costs).

       MATERIAL ADVERSE EFFECT - with respect to the Company, a material adverse effect, singly or cumulatively, on the business, Properties, financial condition, results of operations or business prospects of the Company and the Subsidiaries taken as a whole. With respect to the Purchaser, a material adverse effect on the business, Properties, financial conditions, results of operations or business prospects of the Purchaser.

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

       PERSON - an individual, partnership, corporation, trust or unincorporated organization or a Governmental Agency.

       PROPERTY - any interest in any kind of property or asset of any kind, whether real, personal or mixed, tangible or intangible, and wherever located.

       PURCHASE PRICE - Section 1.1.

       PURCHASER - introductory paragraphs.

       PURCHASER PARTY - Section 4.2.

       REGISTRATION EXPENSES - Section 6.3.

       REGULATED MATERIAL - any substance, material or solid or other waste that is, or whose release or disposal is, subject to any Governmental Requirement or regulated by any Governmental Agency with jurisdiction or whose release or disposal is actionable under applicable law.

       RULE 144 - Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor rule to similar effect.

       SEC - United States Securities and Exchange Commission.

       SECURITIES ACT - the Securities Act of 1933, as amended.

       SECURITIES EXCHANGE ACT - the Securities Exchange Act of 1934, as amended.

       SELLING EXPENSES - Section 6.3.

       SHAREHOLDER - a shareholder of the Company.

       SHARES - introductory paragraphs.

       SIGNIFICANT SUBSIDIARY - any Subsidiary of the Company constituting a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC.

       STOCK RIGHTS - Section 2.6.

       SUBSIDIARIES - Section 2.5.

       TAXES/TAX - any and all federal, state, county, local or foreign taxes, charges, levies, fees, imposts or other assessments of any nature whatsoever, including, without limitation, income tax, profits tax, gross receipts tax, corporation tax, capital transfer tax, stamp duty and value added tax, payroll tax, sales tax, employment tax, use tax, property tax, excise tax, withholding taxes, environmental or superfund taxes, development gains tax, national insurance and earnings-related contributions, income tax payable by way of pay-as-you-earn deductions, and all costs, charges, interest, penalties, surcharges and expenses related thereto or to any disallowance of any claim with respect thereto.

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

       THIRD-PARTY INSURER - any "insurance company" (as defined in Section 2(13) of the Securities Act) other than the Purchaser, or any Affiliate of any such insurance company.

       IN WITNESS WHEREOF, the parties have signed this Stock Purchase
Agreement.

                                       CROP GROWERS CORPORATION


                                       By /s/ Larry T. Martinez
                                         --------------------------------------
                                         Name: Larry T. Martinez
                                         Title: Chief Executive Officer


                                       FIREMAN'S FUND INSURANCE COMPANY


                                       By /s/ Bruce F. Friedberg
                                         --------------------------------------
                                         Name: Bruce F. Friedberg
                                         Title: Senior Vice President

EXHIBITS

A              Certificate of Designations

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